Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

and Stockholders

First Capital Bancorp, Inc.

Richmond, Virginia

We consent to the use in this Registration Statement on Form S-8 of First Capital Bancorp, Inc., of our report dated March 30, 2012, related to the audits of the consolidated financial statements of First Capital Bancorp, Inc. as of December 31, 2011 and 2010, and for each of the years then ended, incorporated herein by reference in this Form S-8.

/S/ Cherry, Bekaert & Holland, L.L.P

Richmond, Virginia

September 21, 2012